EXHIBIT 7.01

AGREEMENT OF JOINT FILING

The parties listed below agree that the Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: June 7, 2012

Karmen Investment Holdings Limited

By: /s/ Shudong Xia
Name: Shudong Xia
Title: Sole Director

East Action Investment Holdings Ltd.

By: /s/ Shudong Xia
Name: Shudong Xia
Title: Sole Director

Shudong Xia

By: /s/ Shudong Xia

Shufeng Xia

By: /s/ Shufeng Xia

Danxia Huang

By: /s/ Danxia Huang

SAIF Partners III L.P.
SAIF III GP, L.P.
SAIF III GP Capital Ltd.

By: /s/ Andrew Y. Yan
Name: Andrew Y. Yan
Title: Sole Director of SAIF II GP Capital Ltd.,
the General Partner of SAIF III GP, L.P., the
General Partner of SAIF Partners III L.P.

Andrew Y. Yan

By: /s/ Andrew Y. Yan